Planet 13 Announces Results of Annual General and Special Meeting

Las Vegas, Nevada – July 28, 2023 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNHF) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced the following results for each item of business considered at Planet 13’s Annual General and Special Meeting of Shareholders held on Thursday, July 27, 2023.

Election of Directors

The following table sets out the percentage of shares voted in respect of the election of directors.

Nominee	% For	% Withheld
Robert Groesbeck	98.72%	1.27%
Larry Scheffler	98.67%	1.32%
Lee Fraser	99.25%	0.74%
Adrienne O’Neal	99.12%	0.87%

Re-Appointment and Remuneration of Auditors

98.10% of shares voted were voted in favor of re-appointing Davidson & Company LLP as auditors of the Company for the ensuing year and authorizing the board of directors of the Company to fix the remuneration to be paid to the auditors.

Nevada Domestication

The Company is pleased to announce that the special resolution (the “Arrangement Resolution”) to approve the proposed plan of arrangement under Section 288 of the Business Corporations Act (British Columbia) involving, among other things, the continuance of the Company out of British Columbia and the concurrent domestication of the Company to the State of Nevada (the “Nevada Domestication”), was resoundingly passed with 99.50% of the votes cast, voting in favor of the Arrangement Resolution. The Arrangement Resolution required the approval of not less than 66 2/3% of the votes cast by the shareholders present in person or by proxy at the Annual General and Special Meeting.

The Company anticipates completing the Nevada Domestication on or about September 1, 2023, subject to, among other things, receipt of a final order of the British Columbia Supreme Court, which is expected to be obtained at a final order hearing on August 3, 2023, the Company’s determination that it will not incur a material amount of Canadian income tax at the effective time of the Nevada Domestication, as well as a number of other conditions as set out in the Company’s proxy statement dated June 22, 2023 and filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company's issuer profile on SEDAR at www.sedar.com.

2023 Equity Incentive Plan

98.48% of the votes cast were voted in favor of passing an ordinary resolution to approve and adopt the Planet 13 Holdings Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”). The 2023 Equity Incentive Plan is expected to become effective upon the completion of the Nevada Domestication.

For more information on Planet 13, visit the investor website (www.planet13holdings.com/investors).

About Planet 13

Planet 13 (www.planet13holdings.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations in Las Vegas and in Orange County, California. Planet 13 also holds a medical marijuana treatment center license in Florida and a conditional Social-Equity Justice Involved dispensing license in the Chicago region of Illinois. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and a creator of innovative cannabis products. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNHF.

Cautionary Note Regarding Forward-Looking Information

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable Canadian and U.S. securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and are forward-looking statements. In this news release, forward-looking statements relate to the anticipated timing and receipt of the final order with respect to the Nevada Domestication, the timing and completion of the Nevada Domestication and the anticipated effective date of the 2023 Equity Incentive Plan.

Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Such factors and assumptions, among other things, include: receipt of a final order of the British Columbia Supreme Court with respect to the Nevada Domestication; receipt of authorization from the British Columbia registrar to continue out of British Columbia; fluctuations in securities markets and the trading price of the Company’s shares; tax considerations, including the anticipated tax consequences resulting from the Nevada Domestication; and unforeseen changes in laws and regulations applicable to the Company and other risks and uncertainties discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company's issuer profile on SEDAR at www.sedar.com and in the Company's periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

The Company is indirectly involved in the manufacture, possession, use, sale and distribution of cannabis in the recreational and medicinal cannabis marketplace in the United States through licensed subsidiary entities in states that have legalized marijuana operations, however, these activities are currently illegal under United States federal law.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com